Exhibit 10.6

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of July 27, 2021, by and among PowerSchool Holdings, Inc., a Delaware corporation (the “Company”), Onex Partners Manager LP (together with its affiliated investment entities, “Onex”) and VEP Group, LLC (together with its affiliated investment entities, “Vista” and together with Onex, the “Lead Sponsors”). This Agreement shall be effective from the date hereof (the “Effective Date”).

WHEREAS, as of the date hereof, the Lead Sponsors collectively own a majority of the outstanding equity interests in the Company;

WHEREAS, the Lead Sponsors are contemplating causing the Company to effect the initial public offering (the “IPO”) of shares of its Class A common stock, par value $0.0001 per share (the “Class A common stock”);

WHEREAS, the Lead Sponsors currently have the authority to appoint all directors of the Company; and

WHEREAS, in consideration of the Lead Sponsors agreeing to undertake the IPO, the Company has agreed to permit the Lead Sponsors to designate persons for nomination for election to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1. Board Nomination Rights.

(a) From the Effective Date, (A) each Lead Sponsor shall have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) three (3) Directors (as defined below), so long as such Lead Sponsor Beneficially Owns shares of Class A common stock and Class B common stock, par value $0.0001 per share (the “Class B common stock” and together with the Class A common stock, the “Common Stock”) representing at least 25% of the total voting power of the then outstanding Common Stock, (ii) two (2) Directors, in the event that such Lead Sponsor Beneficially Owns shares of Common Stock representing at least 15% of the total voting power of the then outstanding Common Stock, and (iii) one (1) Director, in the event that such Lead Sponsor Beneficially Owns shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock (such persons, the “Nominees”). The Directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms in accordance with the Company’s certificate of incorporation. One Vista nominee and one Onex nominee will be allocated to each of the three classes.

(b) In the event that any Lead Sponsor has nominated less than the total number of designees that such Lead Sponsor shall be entitled to nominate pursuant to Section 1(a), such Lead Sponsor shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable such Lead Sponsor to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (y) designate such additional individuals nominated by such Lead Sponsor to fill such newly created vacancies or to fill any other existing vacancies.

(c) The Company shall pay all reasonable out-of-pocket expenses incurred by any Nominee in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board.

(d) “Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise); provided that, for the avoidance of doubt, neither the Company nor any of its subsidiaries shall be deemed to be an Affiliate of either Lead Investor.

(e) “Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote and/or dispose of (or to direct the voting and/or disposition of) any shares of capital stock of the Company.

(f) “Director” means any member of the Board.

(g) “Original Amount” means, with respect to either Lead Sponsor, the aggregate number of shares of Common Stock held, directly or indirectly, by such Lead Sponsor immediately following the closing of the IPO, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization. As of the Effective Date, the Original Amount of Vista is equal to 76,200,273 and the Original Amount of Onex is equal to 75,413,862.

(h) “Public Sale” means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), or to the public through a broker, dealer or market maker on a securities exchange or in the over-the-counter market pursuant to the provisions of Rule 144 adopted under the Securities Act.

(i) “Transfer” means, when used as a verb, to sell, transfer, assign, pledge or otherwise directly or indirectly dispose of, whether with or without consideration and whether voluntarily or involuntarily or by operation of law (or, if used as a noun, any such sale, transfer, assignment, pledge or other disposition); provided, that with respect to each of Vista and Onex, a bona fide direct or indirect transfer of limited partnership or other passive equity interests in a limited partnership private equity fund or other investment vehicle affiliated with or managed by Onex Partners Manager LP or Vista Equity Partners Management, LLC or their respective Affiliates, as the case may be, or of any person that holds a direct or indirect passive equity interest in such private equity fund or other investment vehicle, to another partner or to a third party shall not be deemed a Transfer.

(j) No reduction in the number of shares of Common Stock that each Lead Sponsor Beneficially Owns shall shorten the term of any incumbent director. At the Effective Date, the Board shall be comprised of ten members, the initial Nominees of Onex shall be three and the initial Nominees of Vista shall be three.

(k) In the event that any Nominee shall cease to serve for any reason, the Lead Sponsor that nominated such Nominee shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of each Lead Sponsor’s Beneficial Ownership of Common Stock at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.

(l) If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for any other reason is unavailable or unable to serve on the Board, the applicable Lead Sponsor shall be entitled to designate promptly another nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation.

(m) So long as a Lead Sponsor has the right to nominate at least one Nominee under Section 1(a) or any such Nominee is serving on the Board, the Company shall maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Lead Sponsors, and the Company’s Amended and Restated Certificate of Incorporation and Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(n) At any time that a Lead Sponsor shall have any nomination rights under Section 1(a), the Company shall not increase or decrease the number of Directors serving on the Board without the prior written consent of the Lead Sponsors having such rights.

(o) At such time as the Company ceases to be a “controlled company” and is required by applicable law or the New York Stock Exchange (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), the Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors.”; provided that at any time that a Lead Sponsor shall have any nomination rights under Section 1(a), (i) each such Lead Sponsor shall be entitled to nominate at least one (1) Nominee who does not qualify as an “independent director” and (ii) the number of “independent directors” required to be nominated by any Lead Sponsor pursuant to this provision shall not be greater than the number of Nominees required to be “independent directors” pursuant to this provision to be nominated by any other Lead Sponsor with the right to nominate the same number of, or more, Nominees as such Lead Sponsor.

(p) At any time that a Lead Sponsor shall have any nomination rights under Section 1(a), the Company shall not take any action, including making or recommending any amendment to Company’s Amended and Restated Certificate of Incorporation or Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) that could reasonably be expected to adversely affect a Lead Sponsor’s rights under this Agreement, in each case without the prior written consent of the adversely affected Lead Sponsor.

(q) The Company recognizes that each Nominee (i) will from time to time receive non-public information concerning the Company, and (ii) may share such information with other individuals associated with the Lead Sponsor that designated such Nominee. The Company hereby irrevocably consents to such sharing. Each Lead Sponsor agrees that it will keep confidential and not disclose or divulge to any third party any confidential information regarding the Company it receives from the Company or a Nominee, unless such information (x) is available or becomes available to the public in general, (y) is or has been independently developed or conceived by such Lead Sponsor without use of the Company’s confidential information or (z) is or has been made known or disclosed to such Lead Sponsor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Lead Sponsor may disclose confidential information (I) to its Affiliates (other than portfolio companies), (II) to each of its and its Affiliate’s (other than portfolio companies) attorneys, accountants, consultants, advisors and other professionals to the extent necessary to obtain their services in connection with evaluating the information, or (III) as may be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that such Lead Sponsor takes reasonable steps to minimize the extent of any required disclosure described in this clause (III).

2. Company Obligations. The Company agrees that prior to the date that each Lead Sponsor ceases to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, (i) each Nominee is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of members of the Board; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Each Lead Sponsor will promptly report to the Company after such Lead Sponsor ceases to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, such that the Company is informed of when this obligation terminates. The calculation of the number of Nominees that each Lead Sponsor is entitled to nominate to the Board’s Slate for any election of directors shall be based on the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by such Lead Sponsor (“Lead Sponsor Voting Control”) immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless a Lead Sponsor notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of directors (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of any Lead Sponsor for the Board to include such Nominees on the Board’s Slate; provided, that, in the event a Lead Sponsor is no longer entitled to nominate the full number of Nominees then serving on the Board, such Lead Sponsor shall provide advance written notice to the Company of which currently servicing Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of Nominees. If a Lead Sponsor fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the “independent directors” then serving on the Board shall determine which of the Nominees of such Lead Sponsor then serving on the Board will be included in the Board’s Slate. Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules of the Exchange the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and the Lead Sponsors acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.” The Company agrees to provide written notice of the preparation of a Director Election Proxy Statement to the Lead Sponsors at least 20 business days, but no more than 40 business days, prior to the earlier of the mailing and the filing date of any Director Election Proxy Statement.

3. Committees. From and after the Effective Date hereof until such time as a Lead Sponsor ceases to Beneficially Own Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, such Lead Sponsor shall have the right to designate one member of each committee of the Board, provided that any such designee shall be a Director and shall be eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods). Any additional members of such committee shall be determined by the Board. Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of directors, regardless of the level of Lead Sponsor Voting Control following such designation. Unless a Lead Sponsor notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent the applicable Lead Sponsor has the requisite Lead Sponsor Voting Control for such Lead Sponsor to nominate a Board committee member at the time the Board takes action to change the composition of such Board committee, any Nominee currently designated by the applicable Lead Sponsor to serve on such committee shall be presumed to be re-designated for such committee.

4. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and each Lead Sponsor having Beneficially Ownership of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No Lead Sponsor shall be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of directors but the failure to do so shall not constitute a waiver of its rights hereunder with respect to future elections; provided, however, that in the event a Lead Sponsor fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Nominating and Corporate Compensation and Nominating Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and such Lead Sponsor shall be deemed to have waived its rights under Section 1 and Section 2 with respect to such election (but solely with respect to such election and not any subsequent election); provided, further, however, that any such waiver shall only be effective if the Company has provided written notice to such Lead Sponsor of such Director Election Proxy Statement no less than 20 business days, and no more than 40 business days, prior to the earlier of the mailing or filing date of such Director Election Proxy Statement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of each Lead Sponsor that Beneficially Owns shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock. Except as otherwise expressly provided in Section 7 and the last sentence of Section 8(b), nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6. Transfers; Tag-along Rights.

(a) Prior to the 1st anniversary of the Effective Date, no Lead Sponsor shall Transfer any Beneficially Ownership of shares of Common Stock without the prior written consent of the other Lead Sponsor, except for (i) any Transfer pursuant to a Public Sale, (ii) any Transfer for no consideration and (iii) any Transfer to an Affiliate (other than a portfolio company) of such Lead Sponsor.

(b) Following the 1st anniversary of the Effective Date, until such time as either Lead Sponsor Beneficially Owns shares of Common Stock representing less than 10% of the total voting power of the then-outstanding Common Stock, no Lead Sponsor shall Transfer Beneficial Ownership of any shares of Common Stock representing 5% or more of the total number of shares of Common Stock then Beneficially Owned by such Lead Sponsor in a single transaction, a series of related transactions or to parties that are Affiliates of each other, in each case, without the prior written consent of the other Lead Sponsor, except for (i) any Transfer pursuant to a Public Sale,

(ii) any Transfer for no consideration, (iii) any Transfer to an Affiliate (other than a portfolio company) of such Lead Sponsor and (iv) any Transfer so long as the Transferring Lead Sponsor gives reasonable prior written notice of such Transfer (but in no event less than three (3) business days) to the other Lead Sponsor and the right to participate in such Transfer at the same price and on the same other terms and conditions as the Transferring Lead Sponsor up to its pro rata amount based on each Lead Sponsor’s Original Amount.

7. Assignment. Upon written notice to the Company, each Lead Sponsor may assign to any of its Affiliates (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be a “Lead Sponsor” for all purposes hereunder but no such assignment shall relieve the assignor of any of its obligations hereunder.

8. Indemnification.

(a) The Company shall defend, indemnify and hold harmless each Lead Sponsor, their respective Affiliates, partners, employees, agents, directors, managers, officers and controlling persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or other obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) a Lead Sponsor or its Affiliates’ Beneficial Ownership of Common Stock or other equity securities of the Company or control or ability to influence the Company or any of its subsidiaries (other than, in the case of any Indemnified Party, any such Actions (x) to the extent such Actions arise out of any breach of this Agreement by such Indemnified Party or its Affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors or Affiliates or (y) to the extent such Actions are directly caused by such Indemnified Party’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its subsidiaries or (iii) any services provided prior, on or after the date of this Agreement by a Lead Sponsor or its Affiliates to the Company or any of its subsidiaries. The Company shall defend at its own cost and expense in respect of any Action which may be brought against the Company and/or its Affiliates and the Indemnified Parties. The Company shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such Actions shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company for the costs of defense and other costs incurred by the Company in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Action or the commencement of any Action, the Company shall be entitled to participate in such Action and in the investigation of such Action and, after written notice from the Company to such Indemnified Party, to assume the investigation or defense of such Action with counsel of the Company’s choice at the Company’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Company may retain one firm of counsel to represent all Indemnified Parties in such Action; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such Action and the Company shall bear the expense of such separate counsel (and local counsel, if applicable), if (x) in the opinion of counsel to the Indemnified Party use of counsel of the Company’s choice could reasonably be expected to give rise to a conflict of interest, (y) the Company shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such Action or (z) the Company shall authorize the Indemnified Party to employ separate counsel at the Company’s expense. The Company further agrees that with respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, a Lead Sponsor or any of its Affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. The Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against a Lead Sponsor or any of its Affiliates for contribution or have rights of subrogation against a Lead Sponsor or any of its Affiliates through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that a Lead Sponsor or any of its Affiliates pays or advances an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse such Lead Sponsor or its Affiliate, for such payment or advance upon request; subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and such Lead Sponsor or Affiliate to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity shall be in addition to any rights that any Indemnified Party may have at common law or otherwise and shall remain in full force and effect following the termination of this Agreement and the completion or any termination of the engagement or other service relationship of such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 8, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations. This Section 8(a) shall not apply with respect to any taxes, other than taxes that represent causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations arising from a non-tax claim.

(b) The Company hereby acknowledges that certain of the Indemnified Parties have certain rights to indemnification, advancement of expenses and/or insurance provided by investment funds managed by a Lead Sponsor and certain of their respective Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement or reimbursement provision or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, (i) that the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Indemnified Parties are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses or obligations arising out of the same or similar facts and circumstances suffered by any Indemnified Party are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, without regard to any rights any Indemnified Party may have against the Fund Indemnitors, and (iii) that the Company, on behalf of itself and each of its subsidiaries, irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all Actions against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnified Party with respect to any Action for which any Indemnified Party has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnified Party against the Company. The Company agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 8(b).

9. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

10. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

11. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 18, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

13. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter hereof.

14. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

15. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

16. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

17. Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

18. Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including email, telecopy or similar writing) and shall be given,

If to the Company:

PowerSchool Holdings, Inc.

150 Parkshore Dr.

Folsom, California 95630

Attention: General Counsel

Facsimile: 916-596-0950

Email: Darron.Flagg@powerschool.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Robert M. Hayward, P.C.

Robert E. Goedert, P.C.

Facsimile: (312) 862-2200

Email: rhayward@kirkland.com; rgoedert@kirkland.com

If to any member of Onex or any of its Nominees:

c/o Onex Partners

161 Bay Street, Suite 4900

Toronto, ON M5J 2S1 Canada

Attention: Laurence Goldberg and David Armstrong

Facsimile: (416) 362-5765

Email: lgoldberg@onex.com and darmstrong@onex.com

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attention: Shaun D. Hartley

Facsimile: (312) 993-9767

Email: shaun.hartley@lw.com

If to any member of Vista or any of its Nominees:

c/o Vista Equity Partners

4 Embarcadero Center

20th Floor

San Francisco, California 94111

Attention: David Breach

Christina Lema

Facsimile: (415) 765-6666

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Robert M. Hayward, P.C.

Robert E. Goedert, P.C.

Facsimile: (312) 862-2200

Email: rhayward@kirkland.com; rgoedert@kirkland.com

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 18 during regular business hours.

19. Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

*        *        *         *        *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

POWERSCHOOL HOLDINGS, INC.

By: /s/ Eric Shander
Name: Eric Shander
Title: Chief Financial Officer

VEP GROUP, LLC

By: /s/ Robert F. Smith
Name: Robert F. Smith
Title: Managing Member

ONEX PARTNERS MANAGER LP

By: Onex Partners Manager GP ULC, its General Partner

By: /s/ Robert M. Le Blanc
Name: Robert M. Le Blanc
Title: Head of Onex Partners